UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) 06/19/03

                           THE JACKSON RIVERS COMPANY
                           --------------------------
             (Exact name of registrant as specified in its charter)


      FLORIDA                   333-101100                 65-1102865
      -------                   ----------                 ----------
(State or other jurisdiction   (Commission             (IRS Employer
of incorporation)              File Number)            Identification No.)


           2401 E. ATLANTIC BLVD., SUITE 314, POMPANO BEACH, FL 33062
           ----------------------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (954) 782-5006


ITEM 1. CHANGE IN CONTROL

On June 19, 2003 Don A. Paradiso sold 10,000,000 common shares in the Registrant to 12 Individuals in a private sale for $ 166,770.

As a result of the sale, Dennis N. Lauzon owns in excess of 5% of the issued and outstanding common shares of the issuer.

OWNERSHIP PRIOR TO CHANGE OF CONTROL:

Don A. Paradiso         10,364,200 shares            58.78%
Dennis N. Lauzon                 0 Shares            00.00%

OWNERSHIP FOLLOWING CHANGE OF CONTROL:

Don A. Paradiso              364,200 shares          00.02%
Dennis N. Lauzon           1,000,000 Shares          05.67%


As a result of this change in ownership, a change in control was deemed to occur.

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ITEM 5.      OTHER EVENTS
-------      ------------

Effective June 19, 2003 Don A. Paradiso resigned as Director, President, Secretary and Treasurer of the Registrant.

Effective June 19, 2003 Mr. Dennis N. Lauzon was elected Director, President, Secretary and Treasurer of the Registrant.

Dennis N. Lauzon born Yonkers, New York December 7, 1955. Springfield College, B.S. President, Rader Marketing, Katonah, New York, 31 years.

OWNERSHIP PRIOR TO CHANGE OF CONTROL:

Dennis N. Lauzon           0 Shares                  0.00%

OWNERSHIP FOLLOWING CHANGE OF CONTROL:

Dennis N. Lauzon           1,000,000 Shares          5.67%

ALL OFFICERS AND DIRECTORS AS A WHOLE FOLLOWING
CHANGE OF CONTROL:

All officers, directors.   1,000,000 Shares          5.67%

As a result of this change in the Board of Directors and management, a change in control was deemed to occur.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE JACKSON RIVERS COMPANY
                                         (Registrant)


Dated: June 19, 2003                 By  /s/ DON A PARADISO
                                        --------------------------
                                            Don A. Paradiso
                                            Chairman of the Board


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